UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 9, 2006

SAFEWAY INC.

(Exact name of registrant as specified in its charter)

Delaware	1-00041	94-3019135
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5918 Stoneridge Mall Road, Pleasanton, California	94588-3229
(Address of principal executive offices)	(Zip Code)

(925) 467-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 9, 2006, the Board of Directors (the “Board”) of Safeway Inc. (the “Company”) approved an amendment to Section 4 of Article II of the Company’s Bylaws. The amendment changed the vote standard for the election of directors in uncontested elections from a plurality standard to a “majority of the votes cast” standard (“majority of the votes cast” means that the number of votes cast “for” a candidate for director must exceed the number of votes cast “against”). In a contested election (i.e., where the number of nominees exceeds the number of directors to be elected), the plurality vote standard remains in place.

In addition, the amendment incorporated into the Bylaws the substance of the Company’s director resignation policy contained in the Company’s Corporate Governance Guidelines. As so incorporated, the Bylaws provide that following any uncontested election, any incumbent director who did not receive a majority of the votes cast must tender his or her resignation to the Nominating and Corporate Governance Committee (the “Committee”) for consideration by the Board. Within 60 days after certification of the stockholder vote, the Committee must recommend to the Board the action to be taken with respect to the offer of resignation. The Board must act on the Committee’s recommendation within 90 days after certification of the stockholder vote. The Board must, within five business days after reaching its decision, publicly disclose the decision, including, if applicable, the reasons for not accepting a resignation offer, by filing with the Securities and Exchange Commission a Current Report on Form 8-K. If the Board were to accept all tendered resignations, resulting in the Company having fewer than three directors who were in office before the election, the Board may extend the 90-day period for an additional 90 days provided it concludes that an extension would be in the Company’s best interests.

Any director who tenders his or her resignation pursuant to the aforementioned Bylaw provisions cannot participate in the Committee’s recommendation or the Board’s determination of whether to accept the resignation offer. If each member of the Committee receives a majority of “against” votes at the same stockholder meeting, the Board must appoint a committee of independent directors who did not receive a majority of “against” votes to consider the resignation offers and make the recommendations to the Board. If no independent directors receive a majority of the votes cast, the Board will act on the resignation offers; provided that no director who has received a majority of “against” votes can participate in or vote on the decision whether to accept or reject such director’s resignation offer.

The Company’s Amended and Restated Bylaws, as amended on March 9, 2006, are effective as of March 15, 2006, and are attached as Exhibit 3.2 to this Current Report on Form 8-K.

Item 8.01. Other Events.

On March 15, 2006, the Company issued a press release announcing the Bylaw amendment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.2	Amended and Restated Bylaws of Safeway Inc., as amended on March 9, 2006.

99.1	Press Release dated March 15, 2006 of Safeway Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFEWAY INC.
(Registrant)

Date: March 15, 2006	By:	/s/ Robert A. Gordon
	Name:	Robert A. Gordon
	Title:	Senior Vice President,
Secretary & General Counsel

EXHIBIT INDEX

Exhibit No.
3.2	Amended and Restated Bylaws of Safeway Inc., as amended on March 9, 2006.

99.1	Press Release dated March 15, 2006 of Safeway Inc.